Exhibit 99.1

Camping World Holdings, Inc. Reports Third Quarter 2020 Results and Announces Stock Repurchase Program

LINCOLNSHIRE, IL--(BUSINESS WIRE)--November 2, 2020--Camping World Holdings, Inc. (NYSE: CWH) (the “Company”), America’s largest retailer of recreational vehicles (“RVs”) and related services and products, today reported results for the third quarter ended September 30, 2020.

Marcus Lemonis, Chairman and CEO of Camping World Holdings, Inc. stated, “I am very pleased with our team’s performance in the third quarter. Coming off of an extremely positive second quarter, demand remained strong and we were able to achieve record breaking third quarter results with net income of $155 million and Adjusted EBITDA of $217 million. Our ability to focus on fundamentals including maximizing gross margins and maintaining expense controls was key to our success in the quarter. Our year to date net income was $304 million and Adjusted EBITDA was $474 million.”

Third quarter operating highlights and year-over-year comparisons:

  Revenue increased 21.0%, or $290.8 million, to $1.679 billion;
  Gross profit increased 57.5% to $533.1 million and gross margin increased 737 basis points to 31.8%;
  Selling, general and administrative expenses increased 7.8% to $323.0 million and selling, general and administrative expenses as a percentage of gross profit were 60.6% for the third quarter and 65.1% for the nine-month period ended September 30, 2020;
  Net income increased 337.2% to $154.8 million and net income margin was 9.2% for the third quarter and 7.0% for the nine-month period ended September 30, 2020;
  Adjusted EBITDA(1) increased 258.4% to $217.0 million and adjusted EBITDA margin was 12.9% for the third quarter and 11.0% for the nine-month period ended September 30, 2020; and
  Cash and cash equivalents, maintained in our primary cash accounts, was $482.6 million on September 30, 2020 and we also maintained an additional $104.3 million of cash in our floorplan interest offset account on September 30, 2020;

  The total leverage ratio under our senior secured credit facilities was 2.3x at September 30, 2020 and we expect the total leverage ratio to be below 2.0x at December 31, 2020.

2020 Adjusted EBITDA Guidance Update(2)

As a result of our financial performance during the three months ended September 30, 2020, we are updating our 2020 Adjusted EBITDA guidance from a range of $460 million to $490 million to a revised range of $495 million to $515 million.

________________

(1)

Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP measures. For a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures, see the “Non-GAAP Financial Measures” section later in this press release.

(2)	Updated guidance provided on November 2, 2020. Prior guidance provided on September 14, 2020.

Stock Repurchase Program

On October 30, 2020, the Company’s Board of Directors authorized a stock repurchase program for the repurchase of up to $100.0 million of the Company’s Class A common stock, expiring on October 31, 2022. Repurchases under the program may be made in the open market, in privately negotiated transactions or otherwise, with the amount and timing of repurchases to be determined at the Company’s discretion, depending on market conditions and corporate needs. Open market repurchases will be structured to occur in accordance with applicable federal securities laws, including within the pricing and volume requirements of Rule 10b-18 under the Securities Exchange Act of 1934, as amended. The Company may also, from time to time, enter into Rule 10b5-1 plans to facilitate repurchases of its shares under this authorization. This program does not obligate the Company to acquire any particular amount of Class A common stock and the program may be extended, modified, suspended or discontinued at any time at the Board’s discretion. The Company expects to fund the repurchases using cash on hand.

Earnings Conference Call and Webcast Information

A conference call to discuss the Company’s third quarter 2020 financial results is scheduled for today, November 2, 2020, at 3:00pm Eastern Time. Investors and analysts can participate on the conference call by dialing (888) 394-8218 or (323) 701-0225 and using conference ID# 8428019. Interested parties can also listen to a live webcast or replay of the conference call by logging on to the Investor Relations section on the Company’s website at http://investor.campingworld.com. The replay of the conference call webcast will be available on the investor relations website for approximately 90 days.

Presentation

This press release presents historical results for the periods presented of the Company and its subsidiaries, which are presented in accordance with accounting principles generally accepted in the United States (“GAAP”), unless noted as a non-GAAP financial measure. The Company’s initial public offering (“IPO”) and related reorganization transactions (“Reorganization Transactions”) that occurred on October 6, 2016 resulted in the Company as the sole managing member of CWGS Enterprises, LLC (“CWGS, LLC”), with sole voting power in and control of the management of CWGS, LLC. Despite its position as sole managing member of CWGS, LLC, the Company has a minority economic interest in CWGS, LLC. As of September 30, 2020, the Company owned 47.7% of CWGS, LLC. Accordingly, the Company consolidates the financial results of CWGS, LLC and reports a non-controlling interest in its consolidated financial statements. Unless otherwise indicated, all financial comparisons in this press release compare our financial results for the third quarter ended September 30, 2020 to our financial results from the third quarter ended September 30, 2019.

About Camping World Holdings, Inc.

Camping World Holdings, Inc. (together with its subsidiaries) is America’s largest retailer of RVs and related products and services. Our vision is to build a long-term legacy business that makes RVing fun and easy, and our Camping World and Good Sam brands have been serving RV consumers since 1966. We strive to build long-term value for our customers, employees, and stockholders by combining a unique and comprehensive assortment of RV products and services with a national network of RV dealerships, service centers and customer support centers along with the industry’s most extensive online presence and a highly-trained and knowledgeable team of associates serving our customers, the RV lifestyle, and the communities in which we operate. We also believe that our Good Sam organization and family of programs and services uniquely enables us to connect with our customers as stewards of the RV enthusiast community and the RV lifestyle.

For more information, please visit www.CampingWorld.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements about our business plans and goals, including the impact of COVID-19 on our business, future financial results and financial condition, our expected leverage ratio, demand for our products, our liquidity and working capital, our stock repurchase program, and our beliefs regarding our competitive position and prospects for the future. These forward-looking statements are based on management’s current expectations.

These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: risks related to the COVID-19 pandemic and its impact on our business, financial results and financial condition; our ability to execute and achieve the expected benefits of our 2019 Strategic Shift; the availability of financing to us and our customers; fuel shortages or high prices for fuel; the success of our manufacturers; general economic conditions in our markets; changes in consumer preferences; competition in our industry; risks related to acquisitions and expansion into new markets; our failure to maintain the strength and value of our brands; our ability to manage our inventory; fluctuations in our same store sales; the cyclical and seasonal nature of our business; our dependence on the availability of adequate capital and risks related to our debt; our reliance on four fulfillment and distribution centers; natural disasters, including epidemic outbreaks; risks associated with selling goods manufactured abroad; our dependence on our relationships with third party suppliers; our ability to retain senior executives and attract and retain other qualified employees; risks associated with leasing substantial amounts of space; regulatory risks; data privacy and cybersecurity risks; risks related to our intellectual property; the impact of ongoing or future lawsuits against us and certain of our officers and directors; and risks related to our organizational structure.

These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K filed for the year ended December 31, 2019, as updated in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change, except as required under applicable law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Camping World Holdings, Inc. and Subsidiaries
Consolidated Statements of Operations (unaudited)
(In Thousands Except Per Share Amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue:
Good Sam Services and Plans	$45,941	$42,235	$137,668	$133,895
RV and Outdoor Retail
New vehicles	907,588	680,716	2,303,080	1,989,163
Used vehicles	298,651	247,151	780,226	672,908
Products, service and other	276,622	290,771	680,417	760,073
Finance and insurance, net	138,779	114,466	378,553	334,582
Good Sam Club	11,172	12,633	32,827	36,467
Subtotal	1,632,812	1,345,737	4,175,103	3,793,193
Total revenue	1,678,753	1,387,972	4,312,771	3,927,088

Costs applicable to revenue (exclusive of depreciation and amortization shown separately below):
Good Sam Club Services and Plans	18,600	19,401	55,693	58,878
RV and Outdoor Retail
New vehicles	730,175	598,718	1,909,187	1,743,161
Used vehicles	223,033	194,947	595,655	530,474
Products, service and other	171,666	233,174	421,276	537,885
Good Sam Club	2,130	3,259	6,510	9,900
Subtotal	1,127,004	1,030,098	2,932,628	2,821,420
Total costs applicable to revenue	1,145,604	1,049,499	2,988,321	2,880,298

Gross profit:
Good Sam Services and Plans	27,341	22,834	81,975	75,017
RV and Outdoor Retail
New vehicles	177,413	81,998	393,893	246,002
Used vehicles	75,618	52,204	184,571	142,434
Products, service and other	104,956	57,597	259,141	222,188
Finance and insurance, net	138,779	114,466	378,553	334,582
Good Sam Club	9,042	9,374	26,317	26,567
Subtotal	505,808	315,639	1,242,475	971,773
Total gross profit	533,149	338,473	1,324,450	1,046,790

Operating expenses:
Selling, general, and administrative	322,990	299,564	862,237	870,995
Depreciation and amortization	12,304	14,104	38,949	41,644
Long-lived asset impairment	4,378	50,025	10,947	50,025
Lease termination	505	–	1,957	–
(Gain) loss on disposal of assets	(121)	7,087	662	9,247
Total operating expenses	340,056	370,780	914,752	971,911

Income (loss) from operations	193,093	(32,307)	409,698	74,879

Other income (expense):
Floor plan interest expense	(3,015)	(9,005)	(16,717)	(31,884)
Other interest expense, net	(12,896)	(17,568)	(42,101)	(53,422)
Tax Receivable Agreement liability adjustment	–	–	–	8,477
Total other expense	(15,911)	(26,573)	(58,818)	(76,829)

Income before income taxes	177,182	(58,880)	350,880	(1,950)
Income tax expense	(22,398)	(6,383)	(47,003)	(37,497)
Net income (loss)	154,784	(65,263)	303,877	(39,447)
Less: net (income) loss attributable to non-controlling interests	(96,734)	34,571	(195,910)	7,377
Net income (loss) attributable to Camping World Holdings, Inc.	$58,050	$(30,692)	$107,967	$(32,070)

Earnings (loss) per share of Class A common stock:
Basic	$1.46	$(0.82)	$2.81	$(0.86)
Diluted	$1.44	$(0.82)	$2.77	$(0.86)
Weighted average shares of Class A common stock outstanding:
Basic	39,880	37,361	38,356	37,266
Diluted	40,872	37,361	89,882	37,266

Camping World Holdings, Inc.
Supplemental Data	Three Months Ended September 30,		Increase		Percent
	2020	2019	(decrease)		Change
Unit sales
New vehicles	23,177	18,592	4,585		24.7%
Used vehicles	10,530	10,061	469		4.7%
Total	33,707	28,653	5,054		17.6%
Average selling price
New vehicles	$39,159	$36,613	$2,546		7.0%
Used vehicles	$28,362	$24,565	$3,797		15.5%

Same store unit sales
New vehicles	21,038	16,995	4,043		23.8%
Used vehicles	9,577	9,510	67		0.7%
Total	30,615	26,505	4,110		15.5%

Same store revenue ($ in 000's)
New vehicles	$830,242	$628,419	$201,822		32.1%
Used vehicles	276,302	237,896	38,406		16.1%
Products, service and other	183,439	144,301	39,139		27.1%
Finance and insurance, net	127,924	106,728	21,196		19.9%
Total	$1,417,908	$1,117,344	$300,563		26.9%

Average gross profit per unit
New vehicles	$7,655	$4,410	$3,244		73.6%
Used vehicle	$7,181	$5,189	$1,992		38.4%
Finance and insurance, net per vehicle unit	$4,117	$3,995	$122		3.1%
Total vehicle front-end yield(1)	$11,624	$8,679	$2,945		33.9%

Gross margin
Good Sam Services and Plans	59.5%	54.1%	545	bps
New vehicles	19.5%	12.0%	750	bps
Used vehicles	25.3%	21.1%	420	bps
Products, service and other	37.9%	19.8%	1,813	bps
Finance and insurance, net	100.0%	100.0%	unch.	bps
Good Sam Club	80.9%	74.2%	673	bps
Subtotal RV and Outdoor Retail	31.0%	23.5%	752	bps
Total gross margin	31.8%	24.4%	737	bps

Inventories ($ in 000's)
New vehicles	$557,070	$874,168	$(317,098)		(36.3%)
Used vehicles	124,167	163,348	(39,181)		(24.0%)
Products, parts, accessories and misc.	246,485	342,698	(96,213)		(28.1%)
Total RV and Outdoor Retail inventories	$927,722	$1,380,214	$(452,492)		(32.8%)

Vehicle inventory per location ($ in 000's)
New vehicle inventory per dealer location	$3,665	$5,714	$(2,049)		(35.9%)
Used vehicle inventory per dealer location	$817	$1,068	$(251)		(23.5%)

Vehicle inventory turnover(2)
New vehicle inventory turnover	2.7	2.1	0.6		27.1%
Used vehicle inventory turnover	5.2	4.9	0.3		6.9%

Retail locations
RV dealerships	152	153	(1)		(0.7%)
RV service & retail centers	10	13	(3)		(23.1%)
Subtotal	162	166	(4)		(2.4%)
Other retail stores	1	43	(42)		(97.7%)
Total	163	209	(46)		(22.0%)

Other data
Active Customers(3)	5,273,707	5,244,844	28,863		0.6%
Good Sam Club members	2,074,264	2,172,162	(97,898)		(4.5%)
Finance and insurance, net gross profit as a % of total vehicle revenue	11.5%	12.3%	(83)	bps	n/a
Same store locations	142	n/a	n/a		n/a
(1) Front end yield is calculated as gross profit from new vehicles, used vehicles and finance and insurance (net), divided by combined new and used retail units sold.
(2) Inventory turnover calculated as vehicle costs applicable to revenue divided by average of beginning and ending vehicle inventory.
(3) An Active Customer is a customer who has transacted with us in any of the eight most recently completed fiscal quarters prior to the date of measurement.

Camping World Holdings, Inc.
Supplemental Data	Nine Months Ended September 30,		Increase		Percent
	2020	2019	(decrease)		Change
Unit sales
New vehicles	64,553	56,514	8,039		14.2%
Used vehicles	30,830	29,047	1,783		6.1%
Total	95,383	85,561	9,822		11.5%
Average selling price
New vehicles	$35,677	$35,198	$480		1.4%
Used vehicles	$25,307	$23,166	$2,141		9.2%

Same store unit sales
New vehicles	58,421	52,676	5,745		10.9%
Used vehicles	28,098	27,813	285		1.0%
Total	86,519	80,489	6,030		7.5%

Same store revenue ($ in 000's)
New vehicles	$2,099,448	$1,874,312	$225,136		12.0%
Used vehicles	724,166	652,874	71,291		10.9%
Products, service and other	447,239	405,062	42,177		10.4%
Finance and insurance, net	348,147	317,874	30,273		9.5%
Total	$3,618,999	$3,250,121	$368,878		11.3%

Average gross profit per unit
New vehicles	$6,102	$4,353	$1,749		40.2%
Used vehicle	$5,987	$4,904	$1,083		22.1%
Finance and insurance, net per vehicle unit	$3,969	$3,910	$58		1.5%
Total vehicle front-end yield(1)	$10,033	$8,450	$1,583		18.7%

Gross margin
Good Sam Services and Plans	59.5%	56.0%	352	bps
New vehicles	17.1%	12.4%	474	bps
Used vehicles	23.7%	21.2%	249	bps
Products, service and other	38.1%	29.2%	885	bps
Finance and insurance, net	100.0%	100.0%	unch.	bps
Good Sam Club	80.2%	72.9%	732	bps
Subtotal RV and Outdoor Retail	29.8%	25.6%	414	bps
Total gross margin	30.7%	26.7%	405	bps

Inventories ($ in 000's)
New vehicles	$557,070	$874,168	$(317,098)		(36.3%)
Used vehicles	124,167	163,348	(39,181)		(24.0%)
Products, parts, accessories and misc.	246,485	342,698	(96,213)		(28.1%)
Total RV and Outdoor Retail inventories	$927,722	$1,380,214	$(452,492)		(32.8%)

Vehicle inventory per location ($ in 000's)
New vehicle inventory per dealer location	$3,665	$5,714	$(2,049)		(35.9%)
Used vehicle inventory per dealer location	$817	$1,068	$(251)		(23.5%)

Vehicle inventory turnover(2)
New vehicle inventory turnover	2.7	2.1	0.6		27.1%
Used vehicle inventory turnover	5.2	4.9	0.3		6.9%

Retail locations
RV dealerships	152	153	(1)		(0.7%)
RV service & retail centers	10	13	(3)		(23.1%)
Subtotal	162	166	(4)		(2.4%)
Other retail stores	1	43	(42)		(97.7%)
Total	163	209	(46)		(22.0%)

Other data
Active Customers(3)	5,273,707	5,244,844	28,863		0.6%
Good Sam Club members	2,074,264	2,172,162	(97,898)		(4.5%)
Finance and insurance, net gross profit as a % of total vehicle revenue	12.3%	12.6%	(29)	bps	n/a
Same store locations	142	n/a	n/a		n/a
(1) Front end yield is calculated as gross profit from new vehicles, used vehicles and finance and insurance (net), divided by combined new and used retail units sold.
(2) Inventory turnover calculated as vehicle costs applicable to revenue divided by average of beginning and ending vehicle inventory.
(3) An Active Customer is a customer who has transacted with us in any of the eight most recently completed fiscal quarters prior to the date of measurement.

Camping World Holdings, Inc. and Subsidiaries
Consolidated Balance Sheets (unaudited)
($ in Thousands Except Per Share Amounts)

	September 30,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$482,640	$147,521
Contracts in transit	85,004	44,947
Accounts receivable, net	82,135	81,847
Inventories	927,722	1,358,539
Prepaid expenses and other assets	42,893	57,827
Total current assets	1,620,394	1,690,681
Property and equipment, net	313,496	314,374
Operating lease assets	781,615	807,537
Deferred tax asset, net	159,853	129,710
Intangibles assets, net	27,741	29,707
Goodwill	387,066	386,941
Other assets	16,675	17,290
Total assets	$3,306,840	$3,376,240
Liabilities and stockholders' equity (deficit)
Current liabilities:
Accounts payable	$203,311	$106,959
Accrued liabilities	159,289	130,316
Deferred revenues	94,129	87,093
Current portion of operating lease liabilities	60,933	58,613
Current portion of Tax Receivable Agreement liability	8,187	6,563
Current portion of long-term debt	14,355	14,085
Notes payable – floor plan, net	430,514	848,027
Other current liabilities	61,614	44,298
Total current liabilities	1,032,332	1,295,954
Operating lease obligations, net of current portion	818,452	843,312
Tax Receivable Agreement liability, net of current portion	131,802	108,228
Revolving line of credit	20,885	40,885
Long-term debt, net of current portion	1,150,513	1,153,551
Deferred revenues	62,449	58,079
Other long-term liabilities	58,189	35,467
Total liabilities	3,274,622	3,535,476
Commitments and contingencies
Stockholders' equity (deficit):
Preferred stock, par value $0.01 per share – 20,000,000 shares authorized; none issued and outstanding as of September 30, 2020 and December 31, 2019	–	–
Class A common stock, par value $0.01 per share – 250,000,000 shares authorized; 43,001,308 issued and 42,724,586 outstanding as of September 30, 2020 and 37,701,584 issued and 37,488,989 outstanding as of December 31, 2019	427	375
Class B common stock, par value $0.0001 per share – 75,000,000 shares authorized; 69,066,445 issued as of September 30, 2020 and December 31, 2019; and 45,999,132 and 50,706,629 outstanding as of September 30, 2020 and December 31, 2019	5	5
Class C common stock, par value $0.0001 per share – one share authorized, issued and outstanding as of September 30, 2020 and December 31, 2019	–	–
Additional paid-in capital	55,733	50,152
Retained earnings (deficit)	6,033	(83,134)
Total stockholders' equity (deficit) attributable to Camping World Holdings, Inc.	62,198	(32,602)
Non-controlling interests	(29,980)	(126,634)
Total stockholders' equity (deficit)	32,218	(159,236)
Total liabilities and stockholders' equity (deficit)	$3,306,840	$3,376,240

Earnings Per Share

Basic earnings per share of Class A common stock is computed by dividing net income (loss) available to Camping World Holdings, Inc. by the weighted-average number of shares of Class A common stock outstanding during the period. Diluted earnings per share of Class A common stock is computed by dividing net income (loss) available to Camping World Holdings, Inc. by the weighted-average number of shares of Class A common stock outstanding adjusted to give effect to potentially dilutive securities.

The following table sets forth reconciliations of the numerators and denominators used to compute basic and diluted earnings per share of Class A common stock (unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands except per share amounts)	2020	2019	2020	2019
Numerator:
Net income (loss)	$154,784	$(65,263)	$303,877	$(39,447)
Less: net (income) loss attributable to non-controlling interests	(96,734)	34,571	(195,910)	7,377
Net income (loss) attributable to Camping World Holdings, Inc. — basic and diluted	$58,050	$(30,692)	$107,967	$(32,070)
Add: reallocation of net income attributable to non-controlling interests from the assumed dilitive effect of stock options and RSUs	794	—	—	—
Add: reallocation of net income attributable to non-controlling interests from the assumed exchange of common units of CWGS, LLC for Class A common stock	—	—	140,811	—
Net income (loss) attributable to Camping World Holdings, Inc. - diluted	$58,844	$(30,692)	$248,778	$(32,070)
Denominator:
Weighted-average shares of Class A common stock outstanding — basic and diluted	39,880	37,361	38,356	37,266
Dilutive options to purchase Class A common stock	191	—	64	—
Dilutive restricted stock units	801	—	508	—
Dilutive common units of CWGS, LLC that are convertible into Class A common stock	—	—	50,954	—
Weighted-average shares of Class A common stock outstanding — diluted	40,872	37,361	89,882	37,266

Earnings (loss) per share of Class A common stock — basic	$1.46	$(0.82)	$2.81	$(0.86)
Earnings (loss) per share of Class A common stock — diluted	$1.44	$(0.82)	$2.77	$(0.86)

Weighted-average anti-dilutive securities excluded from the computation of diluted earnings per share of Class A common stock:
Stock options to purchase Class A common stock	—	767	483	809
Restricted stock units	1,761	1,266	1,028	1,373
Common units of CWGS, LLC that are convertible into Class A common stock	49,609	51,669	—	51,671

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we use the following non-GAAP financial measures: EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income Attributable to Camping World Holdings, Inc. – Basic, Adjusted Net Income Attributable to Camping World Holdings, Inc. – Diluted, Adjusted Earnings Per Share – Basic, and Adjusted Earnings Per Share – Diluted (collectively the "Non-GAAP Financial Measures"). We believe that these Non-GAAP Financial Measures, when used in conjunction with GAAP financial measures, provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to the key metrics we use in our financial and operational decision making. These Non-GAAP Financial Measures are also frequently used by analysts, investors and other interested parties to evaluate companies in the Company’s industry. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and they should not be construed as an inference that the Company’s future results will be unaffected by any items adjusted for in these Non-GAAP Financial Measures. In evaluating these Non-GAAP Financial Measures, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of those adjusted in this presentation. The Non-GAAP Financial Measures that we use are not necessarily comparable to similarly titled measures used by other companies due to different methods of calculation. A reconciliation for the Company’s Adjusted EBITDA outlook to the corresponding GAAP measure on a forward-looking basis cannot be provided without unreasonable efforts.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

We define “EBITDA” as net income before other interest expense, net (excluding floor plan interest expense), provision for income tax expense and depreciation and amortization. We define “Adjusted EBITDA” as EBITDA further adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include, among other things, long-lived asset impairment, lease termination costs, (gain) loss on disposal of assets, equity-based compensation, Tax Receivable Agreement liability adjustment, restructuring costs related to the 2019 Strategic Shift, and other unusual or one-time items. We define “Adjusted EBITDA Margin” as Adjusted EBITDA as a percentage of total revenue. We caution investors that amounts presented in accordance with our definitions of EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin may not be comparable to similar measures disclosed by our competitors, because not all companies and analysts calculate EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin in the same manner. We present EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin because we consider them to be important supplemental measures of our performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. Management believes that investors’ understanding of our performance is enhanced by including these Non-GAAP Financial Measures as a reasonable basis for comparing our ongoing results of operations.

The following table reconciles EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin to the most directly comparable GAAP financial performance measures, which are net income (loss) and net income (loss) as a percentage of revenue, respectively (unaudited):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
($ in thousands)	2020	2019	2020	2019

EBITDA:
Net income (loss)	$154,784	$(65,263)	$303,877	$(39,447)
Other interest expense, net	12,896	17,568	42,101	53,422
Depreciation and amortization	12,304	14,104	38,949	41,644
Income tax expense	22,398	6,383	47,003	37,497
Subtotal EBITDA	202,382	(27,208)	431,930	93,116
Long-lived asset impairment (a)	4,378	50,025	10,947	50,025
Lease termination (b)	505	—	1,957	—
(Gain) loss on disposal of assets, net (c)	(121)	7,087	662	9,247
Equity-based compensation (d)	6,201	2,934	13,695	9,513
Tax Receivable Agreement liability adjustment (e)	—	—	—	(8,477)
Restructuring costs (f)	3,689	27,724	14,562	27,724
Adjusted EBITDA	$217,034	$60,562	$473,753	$181,148

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(as percentage of total revenue)	2020	2019	2020	2019

EBITDA margin:
Net income (loss) margin	9.2%	(4.7%)	7.0%	(1.0%)
Other interest expense, net	0.8%	1.3%	1.0%	1.4%
Depreciation and amortization	0.7%	1.0%	0.9%	1.1%
Income tax expense	1.3%	0.5%	1.1%	1.0%
Subtotal EBITDA margin	12.1%	(2.0%)	10.0%	2.4%
Long-lived asset impairment (a)	0.3%	3.6%	0.3%	1.3%
Lease termination (b)	0.0%	—	0.0%	—
(Gain) loss on disposal of assets, net (c)	(0.0%)	0.5%	0.0%	0.2%
Equity-based compensation (d)	0.4%	0.2%	0.3%	0.2%
Tax Receivable Agreement liability adjustment (e)	—	—	—	(0.2%)
Restructuring costs (f)	0.2%	2.0%	0.3%	0.7%
Adjusted EBITDA margin	12.9%	4.4%	11.0%	4.6%

(a)	Represents long-lived asset impairment charges related to the RV and Outdoor Retail segment, which primarily relate to locations affected by the 2019 Strategic Shift.
(b)	Represents the loss on the termination of operating leases relating primarily to the 2019 Strategic Shift, net of lease termination fees.
(c)	Represents an adjustment to eliminate the gains and losses on disposal and sales of various assets.
(d)	Represents non-cash equity-based compensation expense relating to employees and directors, and consultants of the Company.
(e)

Represents an adjustment to eliminate the loss on remeasurement of the Tax Receivable Agreement primarily due to changes in our effective income tax rate and the transfer of certain assets from GSS Enterprises LLC (“GSS”) to Camping World, Inc (“CW”).

(f)

Represents restructuring costs relating to our 2019 Strategic Shift. These restructuring costs include one-time employee termination benefits relating to retail store or distribution center closures/divestitures, incremental inventory reserve charges, and other associated costs. These costs do not include lease termination costs, which are presented separately above.

Adjusted Net Income Attributable to Camping World Holdings, Inc. and Adjusted Earnings Per Share

We define “Adjusted Net Income Attributable to Camping World Holdings, Inc. – Basic” as net income attributable to Camping World Holdings, Inc. adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include, among other things, long-lived asset impairment, lease termination costs, (gain) loss on disposal of assets, equity-based compensation, Tax Receivable Agreement liability adjustment, restructuring costs related to the 2019 Strategic Shift, other unusual or one-time items, the income tax expense effect of these adjustments, and the effect of net income attributable to non-controlling interests from these adjustments.

We define “Adjusted Net Income Attributable to Camping World Holdings, Inc. – Diluted” as Adjusted Net Income Attributable to Camping World Holdings, Inc. – Basic adjusted for the reallocation of net income attributable to non-controlling interests from stock options and restricted stock units, if dilutive, or the assumed exchange, if dilutive, of all outstanding common units in CWGS, LLC for shares of newly-issued Class A common stock of Camping World Holdings, Inc.

We define “Adjusted Earnings Per Share – Basic” as Adjusted Net Income Attributable to Camping World Holdings, Inc. - Basic divided by the weighted-average shares of Class A common stock outstanding. We define “Adjusted Earnings Per Share – Diluted” as Adjusted Net Income Attributable to Camping World Holdings, Inc. – Diluted divided by the weighted-average shares of Class A common stock outstanding, assuming (i) the exchange of all outstanding common units in CWGS, LLC for newly-issued shares of Class A common stock of Camping World Holdings, Inc., if dilutive, and (ii) the dilutive effect of stock options and restricted stock units, if any. We present Adjusted Net Income Attributable to Camping World Holdings, Inc. – Basic, Adjusted Net Income Attributable to Camping World Holdings, Inc. – Diluted, Adjusted Earnings Per Share – Basic, and Adjusted Earnings Per Share – Diluted because we consider them to be important supplemental measures of our performance and we believe that investors’ understanding of our performance is enhanced by including these Non GAAP financial measures as a reasonable basis for comparing our ongoing results of operations.

The following table reconciles Adjusted Net Income Attributable to Camping World Holdings, Inc. – Basic, Adjusted Net Income Attributable to Camping World Holdings, Inc. – Diluted, Adjusted Earnings Per Share – Basic, and Adjusted Earnings Per Share – Diluted to the most directly comparable GAAP financial performance measure, which is net income attributable to Camping World Holdings, Inc., in the case of the Adjusted Net Income non-GAAP financial measures, and weighted-average shares of Class A common stock outstanding – basic, in the case of the Adjusted Earnings Per Share non-GAAP financial measures:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands except per share amounts)	2020	2019	2020	2019
Numerator:
Net income (loss) attributable to Camping World Holdings, Inc.	$58,050	$(30,692)	$107,967	$(32,070)
Adjustments related to basic calculation:
Long-lived asset impairment (a):
Gross adjustment	4,378	50,025	10,947	50,025
Income tax expense for above adjustment (b)	—	(82)	(13)	(82)
Lease termination (c):
Gross adjustment	505	—	1,957	—
Income tax expense for above adjustment (b)	—	—	(23)	—
Loss on disposal of assets and other expense, net (d):
Gross adjustment	(121)	7,087	662	9,247
Income tax (expense) benefit for above adjustment (b)	1	(467)	(2)	(461)
Equity-based compensation (e):
Gross adjustment	6,201	2,934	13,695	9,513
Income tax expense for above adjustment (b)	(611)	(246)	(1,296)	(815)
Tax Receivable Agreement liability adjustment (f):
Gross adjustment	—	—	—	(8,477)
Income tax benefit for above adjustment (b)	—	—	—	2,143
Restructuring costs (g):
Gross adjustment	3,689	27,724	14,562	27,724
Income tax expense for above adjustment (b)	(12)	—	(70)	—
Adjustment to net (income) loss attributable to non-controlling interests resulting from the above adjustments (h)	(8,118)	(50,937)	(23,845)	(56,014)
Adjusted net income attributable to Camping World Holdings, Inc. – basic	63,962	5,346	124,541	733
Adjustments related to diluted calculation:
Reallocation of net income attributable to non-controlling interests from the dilutive effect of stock options and restricted stock units (i)	—	4	1,700	—
Income tax on reallocation of net income attributable to non-controlling interests from the dilutive effect of stock options and restricted stock units (j)	—	(2)	(420)	—
Reallocation of net income attributable to non-controlling interests from the dilutive exchange of common units in CWGS, LLC (i)	104,852	—	—	—
Income tax on reallocation of net income attributable to non-controlling interests from the dilutive exchange of common units in CWGS, LLC (j)	(25,069)	—	—	—
Assumed income tax expense of combining C-corporations with full valuation allowances with the income of other consolidated entities after the dilutive exchange of common units in CWGS, LLC (k)	(769)	—	—	—
Adjusted net income attributable to Camping World Holdings, Inc. – basic and diluted	$142,976	$5,348	$125,821	$733
Denominator:
Weighted-average Class A common shares outstanding – basic	39,880	37,361	38,356	37,266
Adjustments related to diluted calculation:
Dilutive exchange of common units in CWGS, LLC for shares of Class A common stock (l)	49,609	—	—	—
Dilutive options restricted stock units (l)	191	—	64	—
Dilutive restricted stock units (l)	801	21	508	—
Adjusted weighted average Class A common shares outstanding – diluted	90,481	37,382	38,928	37,266

Adjusted earnings per share - basic	$1.60	$0.14	$3.25	$0.02
Adjusted earnings per share - diluted	$1.58	$0.14	$3.23	$0.02

Anti-dilutive amounts (m):
Numerator:
Reallocation of net income attributable to non-controlling interests from the anti-dilutive exchange of common units in CWGS, LLC (i)	—	$16,362	$218,054	$48,637
Income tax on reallocation of net income attributable to non-controlling interests from the anti-dilutive exchange of common units in CWGS, LLC (j)	—	$(8,958)	$(56,513)	$(26,049)
Assumed income tax benefit of combining C-corporations with full valuation allowances with the income of other consolidated entities after the anti-dilutive exchange of common units in CWGS, LLC (k)	—	$28,228	$5,666	$44,252
Denominator:
Anti-dilutive exchange of common units in CWGS, LLC for shares of Class A common stock (l)	—	51,669	50,954	51,671
Anti-dilutive restricted stock units (l)	—	—	—	15

(a)	Represents long-lived asset impairment charges related to the RV and Outdoor Retail segment, which primarily relate to locations affected by the 2019 Strategic Shift.
(b)

Represents the current and deferred income tax expense or benefit effect of the above adjustments, many of which are related to entities with full valuation allowances for which no tax benefit can be currently recognized. This assumption uses an effective tax rate of 25.0% and 25.3% for the adjustments for 2020 and 2019, respectively, which represents the estimated tax rate that would apply had the above adjustments been included in the determination of our non-GAAP metric.

(c)	Represents the termination of operating leases relating primarily to the 2019 Strategic Shift, net of lease termination costs.
(d)	Represents an adjustment to eliminate the gains and losses on sales of various assets, and losses on the disposal or sale of real estate at closed RV and Outdoor Retail locations.
(e)	Represents non-cash equity-based compensation expense relating to employees, directors, and consultants of the Company.
(f)

Represents an adjustment to eliminate the loss on remeasurement of the Tax Receivable Agreement primarily due to changes in our effective income tax rate and the transfer of certain assets from GSS to CW.

(g)

Represents restructuring costs relating to our 2019 Strategic Shift. These restructuring costs include one-time employee termination benefits relating to retail store or distribution center closures/divestitures, incremental inventory reserve charges, and other associated costs. These costs do not include lease termination costs, which are presented separately above.

(h)

Represents the adjustment to net income attributable to non-controlling interests resulting from the above adjustments that impact the net income of CWGS, LLC. This adjustment uses the non-controlling interest’s weighted average ownership of CWGS, LLC of 55.4% and 58.0% for the three months ended September 30, 2020 and 2019, respectively, and 57.1% and 58.1% for the nine months ended September 30, 2020, respectively.

(i)

Represents the reallocation of net income attributable to non-controlling interests from the impact of the assumed change in ownership of CWGS, LLC from stock options, restricted stock units, and/or common units of CWGS, LLC.

(j)

Represents the income tax expense effect of the above adjustment for reallocation of net income attributable to non-controlling interests. This assumption uses an effective tax rate of 25.0% and 25.3% for the adjustments for the 2020 and 2019 periods, respectively.

(k)

Represents adjustments to reflect the income tax benefit of losses of consolidated C-corporations that under the Company’s current equity structure cannot be used against the income of other consolidated subsidiaries of CWGS, LLC. Subsequent to the exchange of all common units in CWGS, LLC, the Company believes certain actions could be taken such that the C-corporations’ losses could offset income of other consolidated subsidiaries. The adjustment reflects the income tax benefit assuming effective tax rate of 25.0% and 25.3% during 2020 and 2019 periods, respectively, for the losses experienced by the consolidated C-corporations for which valuation allowances have been recorded. No assumed release of valuation allowance established for previous periods are included in these amounts.

(l)	Represents the impact to the denominator for stock options, restricted stock units, and/or common units of CWGS, LLC.
(m)	The below amounts have not been considered in our adjusted earnings per share – diluted amounts as the effect of these items are anti-dilutive.

Uses and Limitations of Non-GAAP Financial Measures

Management and our board of directors use the Non-GAAP Financial Measures:

  as a measurement of operating performance because they assist us in comparing the operating performance of our business on a consistent basis, as they remove the impact of items not directly resulting from our core operations;
  for planning purposes, including the preparation of our internal annual operating budget and financial projections;
  to evaluate the performance and effectiveness of our operational strategies; and
  to evaluate our capacity to fund capital expenditures and expand our business.

By providing these Non-GAAP Financial Measures, together with reconciliations, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. In addition, our Senior Secured Credit Facilities use EBITDA to measure our compliance with covenants such as consolidated leverage ratio. The Non-GAAP Financial Measures have limitations as analytical tools, and should not be considered in isolation, or as an alternative to, or a substitute for net income or other financial statement data presented in our unaudited consolidated financial statements included in this press release as indicators of financial performance. Some of the limitations are:

  such measures do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;
  such measures do not reflect changes in, or cash requirements for, our working capital needs;
  some of such measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments on our debt;
  some of such measures do not reflect our tax expense or the cash requirements to pay our taxes;
  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and such measures do not reflect any cash requirements for such replacements; and
  other companies in our industry may calculate such measures differently than we do, limiting their usefulness as comparative measures.

Due to these limitations, the Non-GAAP Financial Measures should not be considered as measures of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using these Non-GAAP Financial Measures only supplementally. As noted in the tables above, certain of the Non-GAAP Financial Measures include adjustments for long-lived asset impairment, lease termination costs, loss on disposal of assets, equity-based compensation, Tax Receivable Agreement liability adjustment, restructuring costs related to the 2019 Strategic Shift, other unusual or one-time items, and the income tax expense effect described above, as applicable. It is reasonable to expect that certain of these items will occur in future periods. However, we believe these adjustments are appropriate because the amounts recognized can vary significantly from period to period, do not directly relate to the ongoing operations of our business and complicate comparisons of our internal operating results and operating results of other companies over time. Each of the normal recurring adjustments and other adjustments described in this paragraph and in the reconciliation tables above help management with a measure of our core operating performance over time by removing items that are not related to day-to-day operations.

Contacts

Investors:
InvestorRelations@campingworld.com
(866) 895-5330

Media Outlets:
Karen Porter
PR-CWGS@CampingWorld.com